Exhibit 99.1

The Meet Group Reports Second Quarter 2018 Financial Results

NEW HOPE, Pa., August 1, 2018 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights

•	Total revenue of $42.8 million, up 37% year over year

•	GAAP net loss of $0.2 million, or $0.00 per diluted share, compared to GAAP net income of $0.9 million, or $0.01 per diluted share in the prior year quarter

•	Adjusted EBITDA of $7.6 million, up 3% from the prior year quarter

•	Non-GAAP net income of $6.4 million, or $0.08 per diluted share, compared to $6.6 million or $0.09 per diluted share in the prior year quarter

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

“Our strong momentum continued into the second quarter,” said Geoff Cook, Chief Executive Officer. “We made outstanding progress in video and reported better than anticipated results in advertising, contributing to growth in revenue and Adjusted EBITDA. Combined with our recent rollout of Live to Lovoo and the beta launch on MeetMe of Quick, our new 1-on-1 livestreaming feature, we believe we have set the stage for sustainable long-term revenue growth.

“Our investment in livestreaming video continues to yield strong results,” continued Cook. “The number of video users and video revenue per user both increased sequentially. In less than two years, Live has become foundational to our business, central to our user experience and a key driver of our improving financial performance. No product in our history has grown faster and none has transformed our company to the degree that Live has. What’s more, we have further diversified our business and are now generating 60% of our revenue from user pay, up from 26% in the year ago quarter. In July alone, we increased the annualized revenue run rate for video to $37 million, up from $35 million in June. Having now rolled out Live to all of our apps, we believe the opportunity to continue to grow video engagement and revenue is significant.”

In addition to announcing its second quarter results, the Company announced that Nick Hermansader has re-joined the company as Senior Vice President of Advertising. Nick joined The Meet Group from Imgur, an image sharing and hosting network. He previously worked at The Meet Group, having served as Vice President of Advertising Operations from 2013 to 2017. Additionally, Bill Alena, Chief Revenue Officer of The Meet Group, has left the Company effective July 31, 2018 to pursue other opportunities.

Cook commented, “I am thrilled to have Nick rejoin our team. He brings a wealth of knowledge and a data-driven approach to managing mobile and online advertising. We look forward to his contributions to the team.”

Continued Cook, “Bill has been a tremendous contributor to our company for many years. He joined us as the Vice President of Advertising at myYearbook in 2007 and served as Chief Revenue Officer of The Meet Group since 2011. He was instrumental in creating our advertising strategy. I want to thank Bill for his tremendous contributions to our company. We wish him well in the future.”

Second Quarter Financial Results

For the second quarter of 2018, the Company reported revenue of $42.8 million, an increase of 37% from $31.3 million in the prior year quarter.

GAAP net loss was $0.2 million, or $0.00 per diluted share, compared to GAAP net income of $0.9 million, or $0.01 per diluted share in the prior year quarter. Adjusted EBITDA in the second quarter of 2018 was $7.6 million compared to $7.4 million in the prior year quarter.

The Company ended the quarter with $20.9 million in cash and cash equivalents.

Company Outlook

The Company is providing the following outlook for the third quarter of 2018 and is increasing its outlook for the full year 2018.

Third quarter 2018:

•	Revenue in the range of $43 million to $44 million

•	Adjusted EBITDA in the range of $7.4 million to $7.8 million

Full year 2018:

•	Revenue in the range of $166 million to $168 million

•	Adjusted EBITDA in the range of $27 million to $28 million

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,922,457	$24,158,444
Accounts receivable, net of allowance of $637,802 and $527,958 at June 30, 2018 and December 31, 2017, respectively	23,866,941	26,443,675
Prepaid expenses and other current assets	5,253,503	3,245,174
Total current assets	50,042,901	53,847,293
Restricted cash	500,000	894,551
Goodwill	149,227,248	150,694,135
Property and equipment, net	3,632,350	4,524,118
Intangible assets, net	42,342,822	48,719,428
Deferred taxes	16,115,201	15,521,214
Other assets	1,878,851	1,144,032
Total assets	$263,739,373	$275,344,771
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,325,941	$6,277,846
Accrued liabilities	17,812,588	19,866,438
Current portion of long-term debt	15,000,000	15,000,000
Current portion of capital lease obligations	187,606	254,399
Deferred revenue	5,006,501	4,433,450
Total current liabilities	43,332,636	45,832,133
Long-term capital lease obligations, less current portion, net	110,056	192,137
Long-term debt	33,301,419	40,637,106
Long-term derivative liability	2,126,536	2,995,657
Other liabilities	114,340	147,178
Total liabilities	78,984,987	89,804,211
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; 0 shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 73,121,962 and 71,915,018 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	73,118	71,918
Additional paid-in capital	412,213,959	408,029,068
Accumulated deficit	(225,867,346)	(221,435,888)
Accumulated other comprehensive loss	(1,665,345)	(1,124,538)
Total stockholders’ equity	184,754,386	185,540,560
Total liabilities and stockholders’ equity	$263,739,373	$275,344,771

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$42,801,745	$31,329,468	$80,439,538	$51,388,265
Operating costs and expenses:
Sales and marketing	7,753,486	4,599,842	14,801,479	9,705,350
Product development and content	24,411,288	16,526,905	46,512,825	24,984,399
General and administrative	5,154,103	5,160,799	10,623,281	8,023,226
Depreciation and amortization	3,505,180	2,965,175	7,134,783	4,650,014
Acquisition and restructuring	1,036,602	3,769,425	4,386,553	5,269,854
Total operating costs and expenses	41,860,659	33,022,146	83,458,921	52,632,843
Income (loss) from operations	941,086	(1,692,678)	(3,019,383)	(1,244,578)
Other income (expense):
Interest income	2,742	1,400	9,950	3,970
Interest expense	(671,294)	(175,254)	(1,278,980)	(177,586)
Gain (loss) on foreign currency transactions	4,216	(9,229)	107,259	(11,429)
Other	28,571	—	21,627	—
Total other expense	(635,765)	(183,083)	(1,140,144)	(185,045)
Income (loss) before income tax benefit	305,321	(1,875,761)	(4,159,527)	(1,429,623)
Income tax benefit (expense)	(540,593)	2,732,356	(288,406)	2,732,064
Net income (loss)	$(235,272)	$856,595	$(4,447,933)	$1,302,441

Basic and diluted net income (loss) per common stockholder:
Basic net income (loss) per common stockholder	$—	$0.01	$(0.06)	$0.02
Diluted net income (loss) per common stockholder	$—	$0.01	$(0.06)	$0.02

Weighted average shares outstanding:
Basic	72,753,487	70,122,234	72,369,619	65,632,962
Diluted	72,753,487	74,885,903	72,369,619	70,569,243

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(4,447,933)	$1,302,441
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,134,783	4,650,014
Stock-based compensation expense	4,259,795	3,502,350
Deferred taxes	(441,417)	(444,230)
(Gain) loss on foreign currency transactions	(107,259)	11,429
Bad debt expense	290,426	26,000
Amortization of loan origination costs	164,313	34,342
Changes in operating assets and liabilities:
Accounts receivable	2,141,980	5,862,051
Prepaid expenses, other current assets and other assets	(2,426,711)	1,610,514
Accounts payable and accrued liabilities	2,344,109	161,914
Deferred revenue	686,332	(54,560)
Net cash provided by operating activities	9,598,418	16,662,265
Cash flows from investing activities:
Purchase of property and equipment	(256,391)	(595,126)
Acquisition of business, net of cash and restricted cash acquired	—	(65,802,792)
Net cash used in investing activities	(256,391)	(66,397,918)
Cash flows from financing activities:
Proceeds from exercise of stock options	232,416	2,778,176
Proceeds from issuance of common stock	—	42,995,371
Proceeds from exercise of warrants	—	2,396,250
Payments of capital leases	(142,043)	(139,541)
Proceeds from long-term debt	—	15,000,000
Payments for restricted stock awards withheld for taxes	(306,120)	(507,398)
Payments of contingent consideration	(5,000,000)	—
Payments on long-term debt	(7,500,000)	(1,875,000)
Net cash (used in) provided by financing activities	(12,715,747)	60,647,858
Change in cash, cash equivalents, and restricted cash prior to effects of foreign currency exchange rate	(3,373,720)	10,912,205
Effect of foreign currency exchange rate (translation)	(256,818)	(11,429)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,630,538)	10,900,776
Cash, cash equivalents, and restricted cash at beginning of period	25,052,995	22,246,015
Cash, cash equivalents, and restricted cash at end of period	$21,422,457	$33,146,791
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,110,448	$140,911

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE
(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017(1)		2018		2017(1)
	$	%	$	%	$	%	$	%
User pay revenue	$25,570,553	59.7%	$8,144,890	26.0%	$47,976,083	59.6%	$9,760,165	19.0%
Advertising	17,231,192	40.3%	23,184,578	74.0%	32,463,455	40.4%	41,628,100	81.0%
Total revenue	$42,801,745	100.0%	$31,329,468	100.0%	$80,439,538	100.0%	$51,388,265	100.0%
(1) Prior period amounts have not been adjusted under the modified retrospective adoption method.

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$(235,272)	$856,595	$(4,447,933)	$1,302,441

Interest expense	671,294	175,254	1,278,980	177,586
Income tax (benefit) expense	540,593	(2,732,356)	288,406	(2,732,064)
Depreciation and amortization	3,505,180	2,965,175	7,134,783	4,650,014
Stock-based compensation expense	2,090,870	2,368,192	4,259,795	3,502,350
Acquisition and restructuring	1,036,602	3,769,425	4,386,553	5,269,854
(Gain) loss on foreign currency transactions	(4,216)	9,229	(107,259)	11,429
Adjusted EBITDA	$7,605,051	$7,411,514	$12,793,325	$12,181,610

GAAP basic net income (loss) per common stockholder	$—	$0.01	$(0.06)	$0.02
GAAP diluted net income (loss) per common stockholder	$—	$0.01	$(0.06)	$0.02
Basic adjusted EBITDA per common stockholder	$0.10	$0.11	$0.18	$0.19
Diluted adjusted EBITDA per common stockholder	$0.10	$0.10	$0.16	$0.17

Weighted average shares outstanding:
Basic	72,753,487	70,122,234	72,369,619	65,632,962
Diluted	78,240,935	74,885,903	77,574,279	70,569,243

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Net income (loss)	$(235,272)	$856,595	$(4,447,933)	$1,302,441

Stock-based compensation expense	2,090,870	2,368,192	4,259,795	3,502,350
Amortization of intangibles	2,954,485	2,378,152	6,011,094	3,604,307
Income tax (benefit) expense	540,593	(2,732,356)	288,406	(2,732,064)
Acquisition and restructuring	1,036,602	3,769,425	4,386,553	5,269,854
Non-GAAP net income	$6,387,278	$6,640,008	$10,497,915	$10,946,888

GAAP basic net income (loss) per common stockholder	$—	$0.01	$(0.06)	$0.02
GAAP diluted net income (loss) per common stockholder	$—	$0.01	$(0.06)	$0.02
Basic Non-GAAP net income per common stockholder	$0.09	$0.09	$0.15	$0.17
Diluted Non-GAAP net income per common stockholder	$0.08	$0.09	$0.14	$0.16

Weighted average shares outstanding:
Basic	72,753,487	70,122,234	72,369,619	65,632,962
Diluted	78,240,935	74,885,903	77,574,279	70,569,243

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss second quarter 2018 financial results today, August 1, 2018 at 8:30 a.m. Eastern time. To access the call dial 866-572-9351 (US and Canada) or 703-736-7482 (International) and when prompted provide the participant passcode 1467378 to the operator. An audio replay will be available at 855-859-2056 domestically or 404-537-3406 internationally, using passcode 1467378 through August 8, 2018. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a portfolio of mobile social entertainment apps designed to meet the universal need for human connection. We leverage a powerful live-streaming video platform, empowering our global community to forge meaningful connections. Our primary apps, MeetMe©, LOVOO©, Skout©, and Tagged©, keep millions of mobile daily active users entertained and engaged and originate untold numbers of casual chats, friendships, dates, and marriages. Our apps, available on iPhone, iPad, and Android in multiple languages, use innovative products and sophisticated data science to let our users stream live video, send gifts, chat, and share photos. The Meet Group has a diversified revenue mix consisting of in-app purchases, subscription, and advertising, and we have offices in New Hope, Philadelphia, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether third quarter 2018 and full year 2018 revenue and Adjusted EBITDA will be in the projected range, whether momentum will continue as expected, whether we have set the stage for sustainable long-term revenue growth as expected, whether our investment in livestreaming video will continue to yield strong results and whether the opportunity to continue to grow video engagement and revenue is significant. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 7, 2018. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe, Skout and Lovoo.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, warrant obligations, non-recurring acquisition, restructuring or other expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization of intangibles, goodwill and long-lived asset impairment charges, non-recurring acquisition and restructuring costs, bad debt expense outside the normal range and non-cash stock based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010